           As filed with the Securities and Exchange Commission on April 6, 2001
                                                     Registration No. 333-
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act Of 1933

                            -----------------------

                                InfoSpace, Inc.
            (Exact name of registrant as specified in its charter)

                            -----------------------

        DELAWARE                                        91-1718107
(State of Incorporation)                 (I.R.S. Employer Identification Number)


                              601 108th Ave N.E.
                                  Suite 1200
                              Bellevue, WA  98004
                   (Address of principal executive offices)

                            -----------------------

              INFOSPACE, INC. 2001 NONSTATUTORY STOCK OPTION PLAN
               INFOSPACE, INC. AND SARAIDE INC. 2000 STOCK PLAN
                          (Full titles of the plans)

                            -----------------------

                              John M. Hall, Esq.
                   Senior Vice President and General Counsel
                                InfoSpace, Inc.
                              601 108th Ave N.E.
                                  Suite 1200
                              Bellevue, WA  98004
                                (425) 201-6100
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)

                            -----------------------

                                   Copy to:
                          Patrick J. Schultheis, Esq.
                    Wilson Sonsini Goodrich & Rosati, P.C.
                              5300 Carillon Point
                          Kirkland, Washington 98033
                                (425) 576-5800

====================================================================================================================================
                                                 CALCULATION OF REGISTRATION FEE
====================================================================================================================================
             Title of
            Securities                                            Proposed Maximum      Proposed Maximum
              to be                            Amount to be      Offering Price Per    Aggregate Offering      Amount of
            Registered                          Registered            Share(1)              Price(1)        Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value, to be
issued upon exercise of options granted
under the InfoSpace, Inc. 2001
Nonstatutory  Stock Option Plan.............   25,000,000 shares      $ 1.845             $ 46,125,000.00      $ 11,531.25
Common Stock, $0.0001 par value, to be
issued upon exercise of options granted
under the InfoSpace, Inc. and Saraide
Inc. 2000  Stock Plan.......................   10,000,000 shares      $ 1.845             $ 18,450,000.00      $  4,612.50
Total.......................................   35,000,000 shares                          $ 64,575,000.00      $ 16,143.75
====================================================================================================================================

(1) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act. Such computation is based on the estimated exercise price of $1.845 per share covering the authorized but unissued shares under the InfoSpace, Inc. 2001 Nonstatutory Stock Option Plan and InfoSpace, Inc. and Saraide Inc. 2000 Stock Plan being registered hereunder. The estimated exercise price per share was computed in accordance with Rule 457 by averaging the high and low prices of shares of the Company's Common Stock as reported on the Nasdaq National Market on April 3, 2001.

                                InfoSpace, Inc.

                      Registration Statement on Form S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by InfoSpace, Inc. (the "Company" or the "Registrant") are hereby incorporated by reference into this Registration Statement:

          (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (2) the Company's Current Report on Form 8-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act on January 23, 2001; and

          (3) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 000-25131), dated December 3, 1998, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Form S-8 which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation eliminates the liability of a director of the Company to the Company and its stockholders for monetary damages for breaches of such director's fiduciary duties in certain instances. The Restated Bylaws of the Company (the "Restated Bylaws") provide for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification include any current or former directors and officers of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise. In addition, the Company has entered into contractual agreements with each director and certain officers of the Company, designated by the Company's board, to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Restated Bylaws or by the Delaware General Corporation Law. The Company also currently maintains officer and director liability insurance.

Item 7.  Exemption From Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

 EXHIBIT
 NUMBER                  DESCRIPTION
 -------   ---------------------------------------------------------------------
   4.1     InfoSpace, Inc. 2001 Nonstatutory Stock Option Plan
   4.2*    InfoSpace, Inc. and Saraide Inc. 2000 Stock Plan
   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered
  23.1     Consent of Deloitte & Touche L.L.P., Independent Auditors
  23.2     Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
           Exhibit 5.1)
  24.1     Power of Attorney (contained on signature page hereto)
-------------------------------------

* Incorporated by reference to the Registration Statement on Form S-3 (No. 333-93167) filed by the registrant on December 21, 1999, as amended.

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 4th day of April, 2001.

                                       InfoSpace, Inc.

                                       /s/ John M. Hall
                                       -----------------------------------------
                                       John M. Hall
                                       Senior Vice President and General Counsel

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John M. Hall and Tammy D. Halstead, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the date indicated.

     Signature                            Title                              Date
---------------------------    ------------------------------------     ----------------

/s/ Naveen Jain                Chairman and Chief Executive             April 4, 2001
---------------------------     Officer
Naveen Jain                     (Principal Executive Officer)

/s/ Tammy D. Halstead          Chief Financial Officer                  April 4, 2001
---------------------------      (Principal Financial and Accounting
Tammy D. Halstead                Officer)

/s/ Edmund O. Belsheim, Jr.     Chief Operating Officer and Director    April 4, 2001
---------------------------
Edmund O. Belsheim, Jr.

/s/ John E. Cunningham, IV      Director                                April 4, 2001
---------------------------
John E. Cunningham, IV

/s/ Peter L.S. Currie           Director                                April 4, 2001
---------------------------
Peter L. S. Currie

/s/ David C. House              Director                                April 4, 2001
---------------------------
David C. House

/s/ Rufus W. Lumry, III         Director                                April 4, 2001
---------------------------
Rufus W. Lumry, III

/s/ William D. Savoy            Director                                April 4, 2001
---------------------------
William D. Savoy

                                INFOSPACE, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                           DESCRIPTION
 -------  ----------------------------------------------------------------------
   4.1    InfoSpace, Inc. 2001 Nonstatutory Stock Option Plan
   4.2*   InfoSpace, Inc. and Saraide Inc. 2000 Stock Plan
   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered
  23.1    Consent of Deloitte & Touche L.L.P., Independent Auditors
  23.2    Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
          Exhibit 5.1)
  24.1    Power of Attorney (contained on signature page hereto)
------------------------------------

* Incorporated by reference to the Registration Statement on Form S-3 (No. 333-93167) filed by the registrant on December 21, 1999, as amended.